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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) - JULY 12, 2000
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                                   BYL BANCORP
                                   -----------
             (Exact name of registrant as specified in its charter)

      CALIFORNIA                      000-23257               33-0755794
      ----------                      ---------               ----------
(Name or other jurisdiction          (Commission            (IRS Employer
     of incorporation)               File Number)          Identification No.)



1875 NORTH TUSTIN STREET, ORANGE, CALIFORNIA                     92865
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  (Address of principal executive office)                      (Zip Code)


(Registrants' telephone number, including area code) -- (714) 685-1317
                                                        --------------


                  ---------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 5.  OTHER EVENTS

FORMATION OF SUBSIDIARY OF HOLDING COMPANY

BYL Bancorp ("Company") has executed an agreement with CNL Commercial Funding, LP ("CFL") in which the Company and CFL would jointly form CNL Commercial Finance, LLC, a Delaware limited liability company ("CCF"), with the Company holding a 25% ownership interest in the subsidiary, and CFL holding a 75% ownership interest in such subsidiary. The purpose of the subsidiary is to originate, service and securitize commercial loans, some of which are to be guaranteed by the U.S. Small Business Administration.

The Bank's wholly-owned subsidiary, BYL Bank Group ("Bank"), presently originates and sells, and has securitized in the past, SBA guaranteed loans and non-guaranteed small business loans ("SBL Loans") (the SBA and SBL operations are hereinafter together referred to as the "Loan Programs") through its SBA division. The parties desire to enter into the agreement whereby the subsidiary will, among other activities, operate the Loan Programs at CCF.

CCF will have a total of $10 million in equity capital. The Company intends to execute a note for its $2.5 million contribution following all necessary regulatory approvals. The 75% ownership interest in the subsidiary will be held by CFL in exchange for a capital contribution in the aggregate amount of $7.5 million.

As part of the transaction, the Company will transfer, in a two step transaction, the retained interests, including the strips, residuals and servicing rights and other retained interests, in the 1999-1 securitization, as well as most of the SBA Department to CCF. The cash price will be at least equal to the Bank's book value of the strips, residuals, servicing rights and other retained interest that are being transferred from the 1999-1 securitization, as well as other assets, but will not include one certificate that is rated investment grade Baa.

In order to facilitate its operation, CCF has received a commitment from First Union Securities, Inc. to provide a warehousing facility for CCF's loan originations prior to the securitization or sale of the loans. Additionally, upon commencement of its operations, CCF will have received a commitment from a substantial financial intermediary to provide both a subordinated debt facility to CCF and a commitment to purchase certain subordinated tranches of all asset securitizations of CCF through December 31, 2002.

As described in the operating agreement, CFL has the option to purchase all of the Company's interest in the subsidiary if any banking, credit law, regulation or regulatory decisions arising directly from the Company's ownership interest in the subsidiary should significantly impair the subsidiary's profitability. In addition, the operating agreement also describes a buyout that could occur as a result of the Company's unwillingness or inability to meet a capital call for additional funds because of


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expansion or because of insufficient earnings or inadequate credit performance.
The operating agreement also describes a buyout that could occur if the Company does not agree with major decisions of CCF or if the Company is subject to criticism, which would have a negative economic consequence for the Company.

The Company has applied for approval from the Federal Reserve Bank in order to establish the subsidiary, and upon receipt of such approval, the subsidiary will be subject to the supervision and regulation of the FRB. CCF has also applied to the California Department of Corporations in order to obtain a license under the California Finance Lenders Law.

The subsidiary is applying to the SBA to receive all necessary licenses and approvals for the operation of the SBA portion of its business, and the subsidiary will also be subject to the jurisdiction of the SBA.

The Company expects the transaction to close in the fourth quarter of 2000

ADMINISTRATIVE ACTIONS

As a result of the recent examination, the FDIC indicated that with respect to the two securitization transactions, the Bank did not adequately support the assumptions utilized to project the value assigned to various residuals assets retained in the securitizations completed in 1998 and 1999. The Bank's total risk-based capital ratio was recalculated to 7.99%, which does not include the FDIC's perceived overstatement, and the Bank was considered to be undercapitalized for purposes of prompt corrective action because of the Bank's total risk-based capital ratios calculated by the FDIC was 0.001% less than being adequately capitalized. As a result, the Bank has filed a capital restoration plan with the FDIC, which was recently accepted by the FDIC, which provides that the Bank would be adequately capitalized by March 31, 2000. The capital restoration plan also provides for increasing levels of capital every quarter until the Bank is well capitalized in 2001. As of March 31, 2000 Bank management believes that the Bank is adequately capitalized.

Following the conclusion of the FDIC examination of the Bank in November 1999, for the purpose of cooperating with the FDIC and without admitting or denying any allegations, the Bank entered into a Section 8(b) Order (the "Order") with the FDIC that became effective on July 10, 2000. The Order requires the Bank, among other items, to retain qualified management; have and maintain certain tier-one capital and total risk-capital ratios; eliminate from its books, for regulatory reporting purposes only, certain assets classified as loss substantially all of which related to the asset securitizations; revise policies concerning the Bank's asset securitization activities; adequately value the Bank's book value for its retained interest related to securitized assets; adopt and implement certain other policies relating to profitability, liquidity and funds management, and interest rate risk sensitivity; revise certain reports to the FDIC; and correct all alleged violations of law.


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In order to comply with the Order, the Bank has engaged a reputable third-party consultant to develop a model to value the cash flows of the retained interests and to assist the Bank in determining the other assumptions used in the valuation of the assets. The Bank has also determined that it would be in the best interests of the Bank to transfer the retained interests, including the strips, residuals, servicing rights and other retained interest in the 1999 securitization, as well as most of the SBA Department, to CCF.

Additionally, the Federal Reserve Board ("FRB") completed an examination of the Company as of December 31, 1999. Based upon the report of this examination, management of the Company believes that the Company may enter into a memorandum of understanding with the FRB.

The formation of the CCF and thereby transferring the current activities of the SBA Division to CCF along with the purchase by CCF at the Company's current book value of the residual interests retained by the Bank from the 1999-1 asset securitization, effectively addresses the principal requirements of the Order. Additionally, management believes that it has taken or is undertaking appropriate actions to adequately address each of the other requirements of the Order.

Item 7.  FINANCIAL STATEMENT AND EXHIBITS

(c)      Exhibits

99(1)        Copy of Press Release.

                                    SIGNATURE

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BYL BANCORP


Dated: July 12, 2000                  By: /s/ Robert Ucciferri
                                          -----------------------------------
                                          Robert Ucciferri
                                          President and Chief Executive Officer


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